                                                            EXHIBIT 4.4

                           [FORM OF FACE OF EXCHANGE SECURITY]

                        UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN
              PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC") TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.(1)


                              CORE-MARK INTERNATIONAL, INC.

                    11-3/8% SENIOR SUBORDINATED NOTE SERIES A DUE 2003

              No.                                     Cusip No. [   ]
                                                      $[       ]

                        CORE-MARK INTERNATIONAL, INC., a Delaware
              corporation, promises to pay to        , or registered
              assigns, the principal sum of    on September 15, 2003.

                        Interest Payment Dates:  March 15 and
              September 15.

                        Record Dates:  March 1 and September 1.


              ---------------
              (1)This paragraph should only be added if the Security is issued in global form.

                        Additional provisions of this Security are set
              forth on the other side of this Security.

              Dated:

                                       CORE-MARK INTERNATIONAL, INC.,

                                         by

                                            ______________________
                                            Name:
                                            Title:

                                            ______________________
                                            Name:
                                            Title:

              TRUSTEE'S CERTIFICATE OF
                  AUTHENTICATION

              BANKERS TRUST COMPANY,

              as Trustee, certifies         [Seal]
              that this is one of
              the Securities referred
              to in the Indenture,

              by
                _________________________
              Authorized Signatory

                       [FORM OF REVERSE SIDE OF EXCHANGE SECURITY]


                        11-3/8% Senior Subordinated Note due 2003


              1.  Interest
                  --------

                        Core-Mark International, Inc., a Delaware
              corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually on March 15 and September 15 of each year. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from September 27, 1996. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.


              2.  Method of Payment
                  -----------------

                        The Company will pay interest on the Securities
              (except defaulted interest) to the Persons who are regis-tered holders of Securities at the close of business on the March 1 or September 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of Securities (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no U.S. dollar account maintained by the payee with a bank in the United States is designated by any holder to the Trustee or the Paying Agent at least
              30 days prior to the relevant due date for payment (or such other date as the Trustee may accept in its discretion), by mailing a check to the registered address of such holder.

              3.  Paying Agent and Registrar
                  --------------------------

                        Initially, BANKERS TRUST COMPANY, a New York
              banking corporation ("Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.


              4.  Indenture
                  ---------

                        The Company issued the Securities under an Inden-
              ture dated as of September 27, 1996 ("Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

                        The Securities are general unsecured obligations
              of the Company limited to $75,000,000 aggregate principal amount at any one time outstanding (subject to Section 2.07 of the Indenture). This Security is one of the Exchange Securities referred to in the Indenture. The Securities include the Initial Securities and any Exchange Securities issued in exchange for the Initial Securities pursuant to the Indenture. The Initial Securities and the Exchange Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the Incurrence of Indebtedness by the Company and its Restricted Subsidiaries; the payment of dividends on, and redemption of, Capital Stock of the Company and its Restricted Subsidiaries and the redemption of certain Subordinated Obligations of the Company and its Restricted Subsidiaries; Investments; sales of assets and Restricted Subsidiary Capital Stock; certain transactions with Affiliates of the Company; the sale or issuance of Capital Stock of Restricted Subsidiaries; the creation of Liens; the lines of business in which the Company and its Restricted Subsidiaries may operate; the disposition of assets of the Company to Restricted Subsidiaries; and consolidations, mergers and transfers of all or substantially all of the

              Company's assets. In addition, the Indenture prohibits certain restrictions on distributions and dividends from Restricted Subsidiaries.


              5.  Optional Redemption
                  -------------------

                        Except as set forth in the next two paragraphs,
              the Securities may not be redeemed prior to September 15, 2000. On and after that date, the Company may redeem the Securities in whole at any time or in part from time to time at the following redemption prices (expressed in percentages of principal amount), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date):

                        if redeemed during the 12-month period beginning
              on or after September 15 of the years set forth below:

                                                            Redemption
              Period                                          Price
              ------                                        ----------

              2000                                          105.688%
              2001                                          102.844%
              2002 and thereafter                           100.000%

                        Notwithstanding the foregoing, at any time prior
              to September 15, 1999, in the aggregate up to 30% of the original aggregate principal amount of Securities with the proceeds of one or more Public Equity Offerings by the Company following which there is a Public Market, at a redemption price (expressed as a percentage of principal amount) of 111.375% plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 70% of the original aggregate principal amount of the Securities must remain outstanding after each such redemption.

                        At any time on or prior to September 15, 2000, the
              Notes may also be redeemed as a whole at the option of the Company within 90 days after a Change of Control, at a redemption price equal to the sum of (i) 100% of the principal amount thereof plus (ii) the Applicable Premium plus (iii) accrued but unpaid interest, if any, to, the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

              6.  Notice of Redemption
                  --------------------

                        Notice of redemption will be mailed at least
              30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.


              7.  Put Provisions
                  --------------

                        Upon a Change of Control, unless the Company has
              elected to redeem the Securities pursuant to paragraph 5, any Holder of Securities will have the right, subject to certain conditions specified in the Indenture, to cause the Company to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued interest to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date) as provided in, and subject to the terms of, the Indenture.


              8.  Subordination
                  -------------

                        The Securities are subordinated to Senior
              Indebtedness, as defined in the Indenture. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Securities may be paid. The Company agrees, and each Securityholder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give such provisions effect and appoints the Trustee as attorney-in-fact for such purpose.

              9.  Denominations; Transfer; Exchange
                  ---------------------------------

                        The Securities are in registered form without
              coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorse-ments or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Regis-trar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.


              10.  Persons Deemed Owners
                   ---------------------

                        The registered Holder of this Security may be
              treated as the owner of it for all purposes.


              11.  Unclaimed Money
                   ---------------

                        If money for the payment of principal or interest
              remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.


              12.  Discharge and Defeasance
                   ------------------------

                        Subject to certain conditions, the Company at any
              time may terminate substantially all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.


              13.  Amendment, Waiver
                   -----------------

                        Subject to certain exceptions set forth in the
              Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to make certain changes in the Subordination provisions, or to add guarantees with respect to the Securities or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Company, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, or to make certain changes in the subordination provisions, or to make any change that does not adversely affect the rights of any Securityholder.


              14.  Defaults and Remedies
                   ---------------------

                        Under the Indenture, Events of Default include
              (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal on the Securities at maturity, upon redemption pursuant to para-graph 5 of the Securities, upon declaration or otherwise, or failure by the Company to redeem or purchase Securities when required; (iii) failure by the Company to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company if the amount accelerated (or so unpaid) exceeds $5,000,000; (v) certain events of bankruptcy or insolvency with respect to the Company and the Significant Subsidiaries; (vi) certain judgments or decrees for the payment of money in excess of $5,000,000 and (vii) a Note Guarantee ceasing to be in full force and effect (other than in accordance with its terms). If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

                        Securityholders may not enforce the Indenture or
              the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securi-ties unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may with-hold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.


              15.  Trustee Dealings with the Company
                   ---------------------------------

                        Subject to certain limitations imposed by the Act,
              the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securi-ties and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may other-wise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.


              16.  No Recourse Against Others
                   --------------------------

                        A director, officer, employee or stockholder, as
              such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their crea-tion. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.


              17.  Authentication
                   --------------

                        This Security shall not be valid until an author-
              ized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

              18.  Abbreviations
                   -------------

                        Customary abbreviations may be used in the name of
              a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

              19.  CUSIP Numbers
                   -------------

                        Pursuant to a recommendation promulgated by the
              Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                        THE COMPANY WILL FURNISH TO ANY SECURITYHOLDER
              UPON WRITTEN REQUEST AND WITHOUT CHARGE TO THE SECURITY-HOLDER A COPY OF THE INDENTURE WHICH HAS IN IT THE TEXT OF THIS SECURITY IN LARGER TYPE. REQUESTS MAY BE MADE TO:

                              COREMARK INTERNATIONAL, INC.
                          395 OYSTER POINT BOULEVARD, SUITE 415
                                 SAN FRANCISCO, CA 94080
                          ATTENTION OF CHIEF FINANCIAL OFFICER

                                     ASSIGNMENT FORM



              To assign this Security, fill in the form below:

              I or we assign and transfer this Security to


                   (Print or type assignee's name, address and zip code)

                   (Insert assignee's soc. sec. or tax I.D. No.)


              and irrevocably appoint                           agent to
              transfer this Security on the books of the Company. The agent may substitute another to act for him.



              ____________________________________________________________

              Date: ________________ Your Signature: _____________________

              Signature Guarantee:_______________________________________
                                  (Signature must be guaranteed by a
                                  participant in a recognized signature
                                  guarantee medallion program)
              ____________________________________________________________

              Sign exactly as your name appears on the other side of this Security.

                               OPTION OF HOLDER TO ELECT PURCHASE

                             If you want to elect to have this Security
              purchased by the Company pursuant to Section 4.06 or 4.08 of the Indenture, check the box:

                                            /  /

                             If you want to elect to have only part of
              this Security purchased by the Company pursuant to
              Section 4.06 or 4.08 of the Indenture, state the amount:
              $


              Date: __________________ Your Signature: __________________
                                       (Sign exactly as your name  appears
                                       on the other side of the Security)


              Signature Guarantee:_______________________________________
                                  (Signature must be guaranteed by a
                             participant in a recognized signature
                                  guarantee medallion program)